Execution
Exhibit 10.2
AMENDMENT NO. 1 TO
AMENDED AND RESTATED
AGREEMENT OF EXEMPTED LIMITED PARTNERSHIP
OF
BURFORD CAPITAL 2025 LP
This Amendment No. 1 to Amended and Restated Agreement of Exempted Limited Partnership (this “Amendment”) of Burford Capital 2025 LP, dated as of December 31, 2025 (the “Partnership Agreement”) is made effective as of May 21, 2026 (the “Amendment Date”). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Partnership Agreement.

    W I T N E S S E T H

WHEREAS, the General Partner and the Limited Partners previously entered into the Partnership Agreement; and

WHEREAS, the General Partner seeks to issue new “Class B Carried Interest Percentages” and “Class C Carried Interest Percentages” to newly admitted Carried Interest Partners as described herein; and

WHEREAS, in connection with the issuances of the Class B Carried Interest Percentages and the Class C Carried Interest Percentages, the General Partner will adjust the fair market values of the assets of the Partnership and allocate such adjustment among the Capital Accounts of the Partners in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(g) (the “Book-Down”); and

WHEREAS, in connection with the Book-Down, the General Partner and the Institutional Partners seek to revise the fair market values of the Claims utilized in determining the Capital Contributions of the Institutional Partners; and

WHEREAS, the General Partner, with the consent of the Institutional Partners, in accordance with Section 10.1 of the Partnership Agreement, desires to amend the terms of the Partnership Agreement to effectuate the foregoing as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the General Partner and the Limited Partners hereby covenant and agree as follows:

1.Definitions.
a.The definition of “Capital Contribution” is hereby amended and restated in its entirety provide as follows:
“Capital Contribution” shall mean, with respect to any Partner, the capital contributed by such Partner to the Partnership pursuant to this Agreement, unless such capital contribution is not treated as a Capital Contribution by the express terms of this Agreement. As of December 31, 2025, each of the Institutional Partners (other than the General Partner) made a Capital Contribution of Claims with fair market values as set forth in the applicable Contribution Agreements. As of the Amendment Date, the fair market values of the Claims have been revalued in accordance with Treasury Regulations 1.704-1(b)(2)(iv)(f) and the Capital Contributions of the Institutional Partners are likewise adjusted to be equal to the amounts set forth on Register as amended as of the Amendment Date and attached hereto.”
b.The following definitions are hereby added to the Operating Agreement:
“Class B Carried Interest Partner” shall mean a Carried Interest Partner who holds a Class B Carried Interest Percentage.
“Class B Carried Interest Percentage” shall have the meaning set forth in Section 5.3(b).”
“Class B Carried Interest Cap” shall mean:
(i)With respect to Distributable Cash distributed on or prior to December 31, 2028, Three Million Dollars ($3,000,000) per One Percent (1.00%) Class B Interest Percentage. By way of illustration, the holder of a 1.00% Class B Carried Interest Percentage would have a $3,000,000 Class B Carried Interest Cap, the holder of a 1.50% Class B Carried Interest Percentage would have a $4,500,000 Class B Carried Interest Cap and the holder of a 2.00% Class B Carried Interest Percentage would have a $6,000,000 Class B Carried Interest Cap.
(ii)With respect to Distributable Cash distributed after December 31, 2028, and on or before December 31, 2030, Six Million Dollars ($6,000,000) per One Percent (1.00%) Class B Interest Percentage. By way of illustration, the holder of a 1.00% Class B Carried Interest Percentage would have a $6,000,000 Class B Carried Interest Cap, the holder of a 1.50% Class B Carried Interest Percentage would have a $9,000,000 Class B Carried Interest Cap and the holder of a 2.00% Class B Carried Interest Percentage would have a $12,000,000 Class B Carried Interest Cap.

(iii)For the avoidance of doubt: (i) in determining the extent to which the Class B Carried Interest Cap has been met for a distribution made after December 31, 2028 and on or before December 31, 2030, any distributions made on or prior to December 31, 2028 shall be taken into account and (ii) notwithstanding anything to the contrary in the Partnership Agreement, each Class B Carried Interest Partner shall only be eligible to receive distributions in respect of the Class B Carried Interest Percentage if such Class B Carried Interest Partner is employed by BC or an Affiliate at the time of distribution.

“Class C Carried Interest Percentage” shall have the meaning set forth in Section 5.3(b).
“Class C Carried Interest Cap” shall mean:
(i)With respect to Distributable Cash distributed on or prior to December 31, 2028, Three Million Dollars ($3,000,000) per One Percent (1.00%) Class C Interest Percentage. By way of illustration, the holder of a 1.25% Class C Carried Interest Percentage would have a $3,750,000 Class B Carried Interest Cap and the holder of a 0.70% Class C Carried Interest Percentage would have a $2,100,000 Class C Carried Interest Cap.
(ii)With respect to Distributable Cash distributed after December 31, 2028, and on or before December 31, 2030, Six Million Dollars ($6,000,000) per One Percent (1.00%) Class B Interest Percentage. By way of illustration, the holder of a 1.25% Class B Carried Interest Percentage would have a $7,500,000 Class C Carried Interest Cap and the holder of a 0.70% Class C Carried Interest Percentage would have a $4,200,000 Class C Carried Interest Cap.

(iii)For the avoidance of doubt, in determining the extent to which the Class C Carried Interest Cap has been met for a distribution made after December 31, 2028 and on or before December 31, 2030, any distributions made on or prior to December 31, 2028 shall be taken into account.
2.Section 5.3 of the Partnership Agreement is hereby amended and restated in its entirety to provide as follows:
5.3 Carried Interest Percentages.
(a)Carried Interest Percentages. The General Partner may assign to each Carried Interest Partner a percentage interest (such Partner’s “Carried Interest Percentage”). The Carried Interest Percentage of each Carried Interest Partner shall be set forth opposite the name of such Partner on the Register. Carried Interest Percentages are subject to adjustment as provided in Sections 5.3(b). Each Carried Interest Percentage is intended to satisfy the requirements for a partnership profits interest transferred in connection with the performance of services, as set forth in IRS Revenue Procedures 93-27 and 2001-43, or any future IRS guidance or other authority that supplements or supersedes the foregoing Revenue Procedures.
(b)Class B Carried Interest Percentages and Class C Carried Interest Percentages. The General Partner may assign to each Carried Interest Partner a percentage interest designated as a “Class B Carried Interest Percentage” or a “Class C Carried Interest Percentage.” The Class B Carried Interest Percentage or Class C Carried Interest Percentage of each Carried Interest Partner shall be set forth opposite the name of such Partner on the Register and shall be effective upon the signing of a counterpart of this Agreement by such Carried Interest Partner. Each Class B Carried Interest Percentage and Class C Carried Interest Percentage is intended to satisfy the requirements for a partnership profits interest transferred in connection with the performance of services, as set forth in IRS Revenue Procedures 93-27 and 2001-43, or any future IRS guidance or other authority that supplements or supersedes the foregoing Revenue Procedures.
(i)Each Class B Carried Interest Percentage shall be subject to a Class B Carried Interest Cap as set forth in Section 6.3. Each Class B Carried Interest Percentage shall vest only if the Carried Interest Partner holding such Class B Carried Interest Percentage is employed by BC or an Affiliate on the last date that Distributable Cash is distributed with respect to the Class B Carried Interest Percentage. Upon a Carried Interest Partner ceasing to be employed by BC or an Affiliate prior to the vesting of such Class B Carried Interest Percentage, such Class B Carried Interest Percentage shall be automatically forfeited without consideration and without any further action by the Partnership or such Partner.
(ii)Each Class C Carried Interest Percentage shall be subject to a Class C Carried Interest Cap as set forth in Section 6.3. Each Class C Carried Interest Percentage shall vest only if the Carried Interest Partner holding such Class C Carried Interest Percentage is employed by BC or an Affiliate on the first to occur of (x) the last date that Distributable Cash is distributed with respect to the Class C Carried Interest Percentage or (y) December 31, 2030. Upon a Carried Interest Partner ceasing to be employed by BC or an Affiliate prior to the vesting of such Class C Carried Interest Percentage, such Class C Carried Interest Percentage shall be automatically forfeited without consideration and without any further action by the Partnership or such Partner.
3.Section 6.3(a) and Section (b)(i-iii) of the Partnership Agreement are hereby amended and restated to provide as follows:
Section 6.3    Distributions.
(a)Form of Distributions. The General Partner shall cause the Partnership, after establishing reserves for anticipated obligations or commitments of the Partnership as determined by the General Partner in its reasonable good faith discretion and subject to the other provisions of this Agreement, to make distributions pursuant to Section 6.3(b).
(b)Making of Distributions. Distributable Cash shall be distributed within 60 days after receipt by the Partnership or, if distribution within such 60-day period is not practicable, as soon as practicable thereafter. Distributable Cash shall be distributed as follows (with each determination made as of the time of distribution):
(i)Return of Capital. First, 100% to the Partners pro-rata based on their Sharing Percentages until the cumulative amount distributed to each Partner pursuant to this Section 6.3(b)(i) is equal to the sum of the Capital Contributions of such Partner,
(ii)Carried Interest. Second, pari-pasu:
(1) the product of (x) the total remaining Distributable Cash times (y) the aggregate Carried Interest Percentage shall be distributed among the

Carried Interest Partners pro-rata based on their respective Carried Interest Percentages;
(2)The product of (x) the total remaining Distributable Cash times (y) the aggregate Class B Carried Interest Percentages shall be distributed among the Carried Interest Partners pro-rata based on their Class B Carried Interest Percentages, provided that if such distribution of Distributable Cash is made on or prior to December 31, 2030, such distribution shall not exceed the aggregate Class B Carried Interest Caps applicable to the issued and outstanding Class B Carried Interest Percentages;
(3)The product of (x) the total remaining Distributable Cash times (y) the aggregate Class C Carried Interest Percentages shall be distributed among the Carried Interest Partners pro-rata based on their Class C Carried Interest Percentages, provided that if such distribution of Distributable Cash is made on or prior to December 31, 2030, such distribution shall not exceed the aggregate Class C Carried Interest Caps applicable to the issued and outstanding Class C Carried Interest Percentages; and
(iii)Remainder. Third, the remaining amount of Distributable Cash shall be distributed among the Partners pro-rata based on their respective Sharing Percentages.
4.Section 10.17 is hereby added to the Partnership Agreement to provide as follows:

Section 10.17 Limitation on Adverse Actions by Partners. Notwithstanding any other provision of this Partnership Agreement or any other agreement, neither the General Partner nor any Limited Partner shall take or fail to take any action, use any discretionary power or exercise any right in a way that prejudices the legitimate expectations of the Carried Interest Partners in the receipt of Distributable Cash.

5.Except as expressly modified or amended by this Amendment, all of the terms, covenants and conditions of the Partnership Agreement are hereby ratified and confirmed.

6.This Amendment shall be governed by and construed in accordance with the laws of the Cayman Islands.

7.This Amendment may be executed by electronic or facsimile signature pages and in one or more counterparts, each of which shall for all purposes be deemed to be an original, and all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to be executed and delivered as a deed on the day and year first above written.

GENERAL PARTNER:

ROWLAND INVESTMENTS LTD

By:    /s/ Ben Gillooly
Name: Ben Gillooly
Title: Director

LIMITED PARTNERS:

IRETON LLC

By:    /s/ Ben Gillooly
Name: Ben Gillooly
Title: Director

KALITA INVESTMENTS LIMITED

By:    /s/ Ben Gillooly
Name: Ben Gillooly
Title: Director

PROSPECT INVESTMENTS LLC

By:    /s/ Ben Gillooly
Name: Ben Gillooly
Title: Director

SHEPPEY INVESTMENTS LIMITED

By:    /s/ Ben Gillooly
Name: Ben Gillooly
Title: Director

Witness: /s/ Elizabeth O’Connell        /s/ Christopher P. Bogart
Name: Elizabeth O’Connell         Name: Christopher P. Bogart

Witness: /s/ Hattie Ruttenberg        /s/ Jonathan T. Molot
Name: Hattie Ruttenberg         Name: Jonathan T. Molot

Witness: /s/ Christopher P. Bogart        /s/ Elizabeth O’Connell
Name: Christopher P. Bogart     Name: Elizabeth O’Connell